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                                                                     EXHIBIT 3.1

                                PYA/MONARCH, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

          FIRST:    PYA/Monarch, Inc., a Maryland corporation (the
"Corporation") desires to amend and restate its charter as currently in effect and as hereinafter amended.

          SECOND:   The following provisions are all the provisions of the
charter currently in effect and as hereinafter amended:

                                    ARTICLE I
                                  INCORPORATOR

          The undersigned, John J. Witzig, whose address is Three First National Plaza, Chicago, Illinois 60602, being at least 18 years of age, does hereby form a corporation under the laws of the State of Maryland.

                                   ARTICLE II
                                      NAME

          The name of the corporation (the "Corporation") is:

                                PYA/MONARCH, INC.

                                   ARTICLE III
                                     PURPOSE

          The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE IV
                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

          The address of the principal office of the Corporation in the State of Maryland is c/o Ballard Spahr Andrews & Ingersoll, LLP, 300 East Lombard Street, Baltimore, Maryland 21202, Attention: James J. Hanks, Jr. The name of the resident agent of the Corporation in the State of Maryland is James J. Hanks, Jr., whose post office address is c/o Ballard Spahr Andrews & Ingersoll, LLP, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

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                                    ARTICLE V

                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

          Section 5.1 NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be two, which number may be increased or decreased by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the "MGCL"). The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

                              William McFall Pearce
                              Robert M. Stout

          The Corporation elects, at such time as such election becomes available under Section 3-802(b) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock (as hereinafter defined), any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred; PROVIDED, HOWEVER, that at any time at which there is a Majority Holder, any vacancy on the Board of Directors which results from the removal of a director may be filled only by the affirmative vote of the holder or holders of shares entitled to cast a majority of the votes entitled to be cast generally in the election of directors and any vacancy which results from any reason other than removal shall be filled only by the affirmative vote of a majority of the remaining directors and only with a director having the qualification of having been nominated, and whose election has been consented to, by the Majority Holder or, if such vacancy remains unfilled at the time of the next meeting of the stockholders, by the affirmative vote of the holder or holders of shares entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

          As used herein, "Majority Holder" means any Person, who, together with its Affiliates, beneficially owns shares the holders of which are entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

          As used herein, "Person" shall mean an individual, corporation, partnership, estate, trust, association, joint stock company or other entity and also includes a group as that


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term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of
1934, as amended.

          As used herein, "Affiliate" means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, trustee, executive officer or beneficial owner of 10% or more of the equity of a Person shall for the purposes of this charter, be deemed to control the other Person.

          The Corporation elects, at such time as such election becomes available under Section 3-802(b) of the MGCL, that the directors may not be designated into classes pursuant to Section 3-803 of the MGCL without the approval of a majority of the votes cast on such matter by the holders of shares entitled to vote generally in the election of directors.

          Section 5.2 EXTRAORDINARY ACTIONS. Notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

          Section 5.3 AUTHORIZATION BY BOARD OF STOCK ISSUANCE. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

          Section 5.4 PREEMPTIVE RIGHTS. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

          Section 5.5 INDEMNIFICATION. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation,


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partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in that capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

          Section 5.6 DETERMINATIONS BY BOARD. The determination by the Board of Directors as to any matter relating to the business and affairs of the Corporation shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock.

                                   ARTICLE VI
                                      STOCK

          Section 6.1 AUTHORIZED SHARES. The Corporation has authority to issue 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), 25,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $1,250,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, without any action by the stockholders of the Corporation, may amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

          Section 6.2 COMMON STOCK. Each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

          Section 6.3 PREFERRED STOCK. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

          Section 6.4 CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the


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preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

          Section 6.5 CHARTER AND BYLAWS. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.

                                   ARTICLE VII
                                   AMENDMENTS

          The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                                  ARTICLE VIII
                              CONFLICTS OF INTEREST

          Section 8.1 The Corporation previously was a wholly-owned subsidiary or division of Sara Lee (as defined below). In anticipation of the fact that the Corporation will cease to be a wholly-owned subsidiary of Sara Lee, but that Sara Lee may remain a stockholder of the Corporation, and in anticipation that the Corporation and Sara Lee may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Sara Lee (including service of officers and directors of Sara Lee as officers and directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's duties, in determining the full scope of such duties in any particular situation, the provisions of this Article VIII are set forth to regulate, define and guide the conduct of certain business and affairs of the Corporation as they may involve Sara Lee and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

          Section 8.2 Except as Sara Lee may otherwise agree in writing,


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          (a)  Sara Lee shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation, and

          (b) neither Sara Lee nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any duty by reason of any such activities of Sara Lee or of such person's participation therein.

          Section 8.3 In the event that Sara Lee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for Sara Lee and the Corporation, Sara Lee shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that Sara Lee pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

          Section 8.4 In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Sara Lee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and Sara Lee (whether such potential transaction or matter is proposed by a third-party or is conceived of by such director, officer or employee of the Corporation), such director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or Sara Lee as such director, officer or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or employee shall be liable to the Corporation or its stockholders for breach of any duty by reason of the fact that (i) such director, officer or employee offered such corporate opportunity to Sara Lee (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation or (ii) Sara Lee pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

          Neither Sara Lee nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any duty by reason of the fact that Sara Lee or an officer or director thereof takes or fails to take any action or exercises or fails to exercise any right or gives or withholds any consent in connection with any agreement or contract between Sara Lee and the Corporation. No vote cast or other action taken by such person in his or her capacity as a director of the Corporation, shall constitute an action of or exercise of a right or a consent of Sara Lee for the purpose of any such agreement or contract.

          Section 8.5 Any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.


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          Section 8.6 For purposes of this Article VIII only, (i) the term
"Corporation" shall mean the Corporation and its Affiliates, other than Sara Lee, and (ii) the term "Sara Lee" shall mean Sara Lee Corporation, a Maryland corporation, its successors and its Affiliates, other than the Corporation, and shall also include any Majority Holder to whom Sara Lee has transferred its stock of the Corporation.

          Section 8.7 Notwithstanding anything in this charter to the contrary, the foregoing provisions of this Article VIII shall expire on the date that Sara Lee ceases to beneficially own stock of the Corporation entitled to vote generally in the election of directors of the Corporation. Neither the alteration, amendment, change or repeal of any provision of this Article VIII nor the adoption of any provision of this charter inconsistent with any provision of this Article VIII shall eliminate or reduce the effect of this
Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                   ARTICLE IX
                             LIMITATION OF LIABILITY

          To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this
Article IX, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          THIRD: The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          FOURTH: The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article IV of the foregoing amendment and restatement of the charter.


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          FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

          SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

          SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 1,000 shares of Common Stock, $1.00 par value per share. The aggregate par value of all shares of stock having par value was $1,000.

          EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 125,000,000, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, and 25,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,250,000.

          NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 19th day of June, 2000.


                                   PYA/MONARCH, INC.

                                   By:  /s/ Kelly A. Elliott
                                        ------------------------
                                        Vice President & Chief Financial Officer
                                        (SEAL)

                                   ATTESTED:

                                   By:  /s/ Helen Kaminski
                                        ------------------------
                                        Assistant Secretary



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